UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 21, 2012, the Company entered into an Amendment (the “Amendment”) to the Release and Transition Services Agreement (the “Services Agreement”) with Earthbound LLC (“Earthbound”) and IM Ready Made LLC (“IM Ready”) pursuant to which the parties agreed to the termination of the Company’s future obligations to Earthbound that it assumed from IM Ready under the Services Agreement. As consideration for the cancellation of the Company’s obligation to pay the remaining $1,387,500 of payments from the original $1,500,000 obligation, the Company made a termination payment of $537,500 and issued 60,000 shares of its common stock to Earthbound.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amendment to the Plan

Effective November 26, 2012, XCel Brands, Inc., a Delaware corporation (the “Company”), amended its 2011 Equity Incentive Plan (the “Plan”) pursuant to the unanimous consent of its board of directors (the “Board”) on October 10, 2012 and the written consent of a majority of the Company’s stockholders on October 18, 2012. The effect of the amendment to the Plan was to increase the (i) number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company available for issuance under the Plan by 2,500,000 shares of Common Stock, resulting in a total of 5,000,000 shares of Common Stock eligible for issuance under the Plan, (ii) maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the Plan from 1,000,000 to 2,000,000 and (iii) maximum number of shares which may be granted to a participant under the Plan during any calendar year or part thereof from 500,000 to 2,000,000.

The increase in the number of shares of Common Stock available for issuance under the Plan, and the related increases in the maximum number of shares of Common stock with respect to which incentive stock options may be granted under the Plan and which may be granted to a participant under the Plan during any calendar year or part thereof, will provide the Company with greater flexibility in administering the Plan and offering an opportunity to acquire a proprietary interest in the Company to its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company.

•	The Plan provides for the grant of stock options or restricted stock (any grant under the Plan, an “Award”). The stock options may be incentive stock options or non-qualified stock options.

•	A total of 5,000,000 shares of Common Stock are eligible for issuance under the Plan, and the maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the Plan is 2,000,000. The maximum number of shares which may be granted to a participant under the Plan during any calendar year or part thereof is 2,000,000.

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•	The Plan may be administered by the Board or a committee consisting of two or more members of the Board of Directors appointed by the Board (for purposes of this description, any such committee, a “Committee”).

•	Officers and other employees of the Company or any parent or subsidiary of the Company who are at the time of the grant of an Award employed by the Company or any parent or subsidiary of the Company are eligible to be granted options or other Awards under the Plan. In addition, non-qualified stock options and other Awards may be granted under the Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the Company’s success.

•	With respect to incentive stock options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of the Common Stock or the stock of a parent or subsidiary of the Company immediately before the grant (each, a “10% Stockholder”), such incentive stock option shall not be exercisable more than five (5) years from the date of grant.

•	The exercise price of an incentive stock option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an incentive stock option granted to a 10% Stockholder may not be less than 110% of such fair market value.

•	The exercise price of a non-qualified stock option may not be less than fair market value of the shares of Common Stock underlying the option on the date the option is granted.

•	Under the Plan, the Company may not, in the aggregate, grant incentive stock options that are first exercisable by any individual optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Internal Revenue Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

•	Certain Awards made under the Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”). Under Internal Revenue Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the chief executive officer, or any of the four most highly compensated executive officers (other than the chief executive officer) exceeds $1 million in any one tax year. Among other criteria, Awards only qualify as Performance-Based Awards if at the time of grant the Company’s Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder). In addition, the Company must obtain stockholder approval of material terms of performance goals for such “performance-based compensation.”

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•	All stock options and certain stock awards, performance awards, and stock units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as performance-based awards or (ii) be otherwise exempt from the deduction limitation imposed by Internal Revenue Code Section 162(m).

•	No options or other Awards may be granted on or after the tenth anniversary of the effective date of the Plan.

From time to time, the Company issues stock-based compensation in accordance with the Plan to its officers, directors, employees and consultants. The maximum term of options granted is generally ten (10) years and generally options vest over a period of one (1) to four (4) years. However, the Board may approve other vesting schedules. Options may be exercised in whole or in part. The exercise price of stock options granted is generally the fair market value of the Common Stock as determined by the Board on the date of grant, considering factors such as the sale of stock, results of operations and consideration of the fair value of comparable private companies in the industry.

The fair value of each stock option award under the Plan is estimated using a Black-Scholes option pricing model based on certain assumptions. The assumption for expected term is based on evaluations of expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected term at the grant date. The historical volatility of comparable companies’ stock is used as the basis for the volatility assumption. The Company has never paid cash dividends, and does not currently intend to pay cash dividends, and thus assumed a 0% dividend yield.

Election of Directors

Effective November 26, 2012, (i) Robert W. D’Loren, Marisa Gardini, Mark DiSanto, Todd Slater, Edward Jones III and Howard Liebman were re-elected, re-qualified and re-appointed as members of the Board, with Robert W. D’Loren serving as Chairman of the Board, and (ii) Jack Dweck was elected, qualified and appointed as a member of the Board, in each case pursuant to the written consent of a majority of the Company’s stockholders on October 18, 2012 (the “Consent”). Also effective November 26, 2012, Jeffrey Cohen, previously a member of the Board (replaced on the Board by Jack Dweck), ceased serving as a director.

Tabulation of Vote

Approval of the amendment to the Plan and the election of the directors listed above required the affirmative vote of the holders of a majority of the voting power of the Company. Stockholders holding at least a majority of the voting rights of the outstanding Common Stock voted in favor of the election of such directors and had sufficient voting power to approve such elections through their ownership of Common Stock. The Company has no class of voting stock outstanding other than the Common Stock. There were 7,517,137 shares of Common Stock issued and outstanding as of October 18, 2012, and each share of Common Stock is entitled to one vote. Accordingly, the votes or written consents of stockholders holding at least 3,758,569 shares of the issued and outstanding Common Stock were necessary to implement the election of the directors listed above.

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The following table lists the shares of Common Stock voted in favor of the Consent and the percentage of the Common Stock issued and outstanding represented by such shares.

Stockholder	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Irrevocable Trust of Rose Dempsey	526,283	7.0%
D’Loren Family Trust	271,116	3.6%
Robert W D’Loren	832,385	11.1%
Isaac Mizrahi	1,428,049	19.0%
Marisa Gardini	512,950	6.8%
Mark X. DiSanto Investment Trust	137,500	1.8%
James F. Haran	341,593	4.5%
Seth Burroughs	277,136	3.7%
Lori Shea	87,450	1.2%
Mark X. DiSanto	27,667	*
Total	4,442,129	59.1%

* Less than 1%.

Accordingly, at least a majority of the outstanding shares of Common Stock approved the amendment to the Plan and the election of the directors listed above. The same number of shares of Common Stock were voted in favor of the amendment to the Plan and the election of each of the foregoing directors. Because the Consent was obtained in writing from a limited number of the Company’s stockholders, there were no votes cast against, or withheld from, any director, and there were no abstentions or broker non-votes.

Certain Arrangements or Understandings

Earthbound

Earthbound, of which Jack Dweck is currently co-chairman, initially entered into an agreement (the “Earthbound Agreement”) with Laugh Club on November 6, 2001, whereby Laugh Club engaged Earthbound to provide brand management and design services for mass-merchandised retail products for the Isaac Mizrahi business. Isaac Mizrahi, individually, is the controlling member and manager of Laugh Club and IM Ready. On September 3, 2002, Laugh Club assigned all of the rights and obligations in the Earthbound Agreement to IM Ready. Earthbound has no common ownership, direct or indirect, with either IM Ready or Laugh Club. The Earthbound Agreement was to expire December 31, 2014; however, certain beneficial rights extended beyond the expiration date to Earthbound for as long as IM Ready received revenues procured by Earthbound.

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In connection with the consummation of the acquisition by the Company of the Isaac Mizrahi business, the Company’s predecessor and Earthbound entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, on the closing date of the merger by which the Company acquired and merged with its predecessor (the “Merger”), Earthbound contributed to the Company (i) the Earthbound Agreement and (ii) certain assets relating to the operation of the Isaac Mizrahi business including archives, designs, certain intellectual property rights, software and equipment (the “Earthbound Assets”) in exchange for 944,688 shares of Common Stock. Earthbound also purchased one (1) unit at a price of $500,000 (consisting of one hundred thousand (100,000) shares of Common Stock and warrants to purchase fifty thousand (50,000) shares of Common Stock at an exercise price of $0.01 per share) in the Company’s private offering of September 29, 2011. The closing of the acquisition of the Isaac Mizrahi business and Earthbound Assets occurred in conjunction with the consummation of the Merger, after which the Company terminated the Earthbound Agreement. For so long as a principal of Earthbound serves as a member of the Board (Jeffrey Cohen, a principal of Earthbound, resigned from the Board effective November 26, 2012, and was replaced as of such date by Jack Dweck, also a principal of Earthbound), Earthbound has the right to appoint a Board observer. Such observer has the right to attend and observe all general meetings of the Board, but he has no other rights (including voting rights) and receives no compensation from the Company.

Effective as of August 16, 2011, IM Ready and Earthbound entered into a services agreement pursuant to which Earthbound provided transitional services to IM Ready, for which Earthbound received from IM Ready $600,000 in cash on the Closing Date and received $537,500 and 60,000 shares of Common Stock on November 21, 2012.

Licensing Agreement

On August 2, 2011, Old XCel entered into a licensing agent agreement with Adam Dweck, an Executive Vice President of Earthbound, pursuant to which Adam Dweck is entitled to a five percent (5%) commission on any royalties the Company receives under any new license agreements that he procures for the Company during the initial term of such license agreements. The Company also granted Adam Dweck options to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share. One half of the options will vest on each of the first and second anniversary dates of the date of the award if Adam Dweck procures licenses which generate $1 million or more of royalties for the Company during each such year. In addition, Adam Dweck may earn the right to receive additional warrants upon the satisfaction of certain agreed upon target performance criteria. Adam Dweck is the son of Jack Dweck.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
Name: James F. Haran Title: Chief Financial Officer

Date: November 28, 2012

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